EXHIBIT 31.2
RULE 13A-14(A) / 15D-14(A) CERTIFICATION
I, Edward P. Smolyansky, certify that:
     1. I have reviewed this annual report of Lifeway Foods, Inc. on Form 10-KSB/A No. 1; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2007	/s/ Edward P. Smolyansky
Edward P. Smolyansky, Chief financial and
Accounting Officer and Treasurer